Exhibit 99.3

FORM OF LETTER TO BROKERS

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Exchange Offer for All Outstanding

12 3/4 % Second-Priority Senior Secured Notes due 2018

(CUSIP Nos. 413622 AC5 & U2466W AB5)

for new 12 3/4% Senior Second-Priority Secured Notes due 2018

that have been registered under the Securities Act of 1933

Pursuant to the Prospectus dated                     , 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED.

, 2011

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Caesars Entertainment Operating Company, Inc. (the “Issuer”) is offering, upon the terms and subject to the conditions set forth in the prospectus dated                     , 2011 (the “Prospectus”) and the accompanying Letter of Transmittal enclosed herewith (which together constitute the “Exchange Offer”) to exchange its 12 3/4% Second-Priority Senior Secured Notes due 2018 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 12 3/4% Second-Priority Secured Notes due 2018 (the “Original Notes”). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Original Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest to the holders of the Original Notes under certain circumstances described in the Registration Rights Agreement, dated April 16, 2010 among Caesars Entertainment Corporation, the Issuer and the initial purchasers of the $750,000,000 of the Original Notes (the “Registration Rights Agreement”) and will not be entitled to registration rights which the Original Notes are entitled to under the Registration Rights Agreement.

THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “THE EXCHANGE OFFER—CERTAIN CONDITIONS TO THE EXCHANGE OFFER” IN THE PROSPECTUS.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. The Prospectus, dated                     , 2011;

2. The Letter of Transmittal for your use (unless the Original Notes are tendered by an Agent’s Message) and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender the Original Notes);

3. A form of letter which may be sent to your clients for whose accounts you hold the Original Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

4. A Notice of Guaranteed Delivery;

5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. A return envelope addressed to U.S. Bank National Association, the Exchange Agent.

YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD

ORIGINAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

In all cases, exchange of the Original Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Original Notes, or confirmation of book entry transfer of such Original Notes, as the case may be, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent’s Message and (c) any other required documents.

Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available or (ii) who cannot deliver their Original Notes, the Letter of Transmittal or an Agent’s Message and in either case together with any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Original Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Issuer will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchange of notes pursuant to the Exchange Offer. The Issuer will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of notes to them except as otherwise provided in Instruction 5 of the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent by telephone at (800) 934 - 6802 or by facsimile (for eligible institutions only) at (651) 495- 8158.

Very truly yours,

Caesars Entertainment Operating Company, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT, OF THE ISSUER OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF THE ISSUER IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.